Exhibit 99.1

For Immediate Release
September 17, 2008
Doral Financial Announces that the FDIC Lifted the C&D Order with
Doral Bank, Puerto Rico on BSA
September 17, 2008 —Doral Financial Corporation (NYSE: DRL), a diversified financial services company, today announced that the Federal Deposit Insurance Corporation (FDIC) terminated the Order to Cease and Desist with its principal subsidiary, Doral Bank. The Order was put in place on February 19, 2008 for Bank Secrecy Act (BSA) compliance in regards to the BSA/Anti Money Laundering Compliance Program.
“We are pleased with our progress towards becoming a fully compliant company. As we move forward, the release of this Order is an important milestone that helps the execution of our business plan to grow the franchise. There is more work to be completed and it continues to be a key area of focus,” said Glen R. Wakeman, President and Chief Executive Officer.
The regulatory findings that resulted in the Order were based on a review conducted for the period ended December 31, 2006 and were related to violations that had initially occurred in 2005, prior to the Company’s change in management, recapitalization and replacement of the Board of Directors.
As previously reported on February 19, 2008, the Order included a provision to conduct a Look Back Review for the time period beginning April 1, 2006 through March 13, 2007. A Look Back Review is an analysis of certain transactions for a designated period of time for compliance with BSA/Anti Money Laundering requirements. This process is ongoing. In order to address the remaining requirements of the Look Back Review, the bank and the FDIC agreed to a Memorandum of Understanding that covers the remaining portion of the Look Back Review.
Forward Looking Statements
This press release contains forward-looking statements. In addition, Doral Financial may make forward-looking statements in its press releases or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others. These “forward-looking statements” are identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.
Doral Financial cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral Financial’s expectations of future conditions or results and are not guarantees of future performance. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the relative strength or weakness of the Puerto Rico and the United States economies;

•	changes in interest rates and the potential impact of such changes in interest rates on Doral Financial’s net interest income;

•	the performance of U.S. capital markets;

•	the fiscal and monetary policy of the federal government and its agencies;

•	the relative strength or weakness of the real estate markets and of the consumer or commercial credit sectors and its impact in the credit quality of Doral Financial’s loans and other assets;

•	Doral Financial’s ability to derive sufficient income to realize the benefit of its deferred tax assets;

•	potential adverse development from ongoing enforcement actions by bank regulatory agencies;

•	risks arising from material weaknesses in Doral Financial’s internal control over financial reporting; and

•	developments in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.
Doral Financial does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements.
Investors should carefully consider these factors and the risk factors outlined under Item 1A, Risk Factors, in Doral Financial’s 2006 Annual Report on Form 10-K.

CONTACT:
Lucienne Gigante
vp, public relations
787-474-6298